Exhibit 99.1

Financial Strength FAQs

In these extraordinarily dynamic times, questions naturally arise about our general financial strength, and, more specifically, about our investment portfolio and liquidity. The following provides detail on our position at the end of the third quarter that we believe will be useful to shareholders and policyholders.

» Additional information on our investment portfolio (pdf, 257k)

» PNX 3Q08 Earnings Presentation (pdf, 90k)

Q. Is Phoenix financially strong?

A. Yes. Phoenix is well capitalized, with strong liquidity and a stable liability profile, which are paramount in this environment. As of September 30, 2008:

•	Phoenix has $835 million in statutory surplus.

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Phoenix has a debt-to-capital ratio of about 18%. Even after the planned spin-off of our Asset Management business, Phoenix’s debt-to-capital ratio will be approximately 21%. Phoenix has no debt maturities until 2032.

•	Phoenix carefully matches assets and liabilities and maintains an extra cushion of liquid assets in our investment portfolio necessary for our business needs, even in volatile environments.

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Phoenix’s liability profile is stable, with no exposure to guaranteed investment contracts (GICs), no institutional funding agreements, no securities lending activities, and strong persistency in our core business lines.

•	Phoenix has achieved substantial financial flexibility over the last few years and has more options to reinforce our capital position, including our sizable closed block.

Q. Given the market environment, how is Phoenix’s investment portfolio positioned?

A. Phoenix has a well diversified and liquid general account investment portfolio, managed by a team with a successful track record of investing over a variety of market cycles, following a disciplined monitoring process. Here are some key facts about our investment portfolio as of September 30, 2008:

•	91% of bond investments are investment grade.

•	Our below investment grade holdings are diversified, and 63% are rated BB, compared with 36% in the Barclay’s U.S. Corporate High Yield Index.

•	The holdings are well diversified by industry and quality.

•	One-third of the below investment grade bonds are private placement securities that contain financial covenants and protections for bond holders.

•	Our emphasis is on liquidity with 72% of bonds invested in public securities.

•	Our structured securities are diversified across a number of fixed income sectors.

•	Commercial mortgage exposure is in highly rated public securities.

•	Residential mortgage exposure is concentrated in agency and prime-rated securities.

•	CDO/CLO holdings are largely collateralized by loans and corporate bonds, with no exposure to subprime collateral or CDO squared.

•	3% of the general account portfolio is in structures backed by Alt-A and subprime collateral, with 93% rated AAA and AA.

o	1% of our Alt-A portfolio is in Option ARMs.

o	The weighted average credit enhancement of our subprime portfolio is 38.7%.

•	We exited direct real estate investments in the late 1990s and have $12.3 million in direct commercial mortgage loans remaining in a run-off portfolio.

•	Phoenix has no credit default swap (CDS) exposure.

•	77% of our derivative counterparty exposure is with three large AA-rated banks (JP Morgan Chase, Bank of New York Mellon and Deutsche Bank), and we have no counterparty exposure to Lehman or AIG.

Q. What is Phoenix’s exposure to institutions in the news?

A. Losses relating to a number of financial and other institutions have dominated the news over the last several months. Overall, Phoenix has strict limits on individual exposures that mitigate our loss potential to any one particular entity.

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Based on our review to date, we have no direct general account exposure to funds managed by Bernard L. Madoff Investment Securities. Indirect exposure through hedge fund of fund investments is less than $150,000.

•	Our aggregate exposure to economically sensitive industries, including homebuilders, financials and retailers, has been reduced since the end of 2007 and is underweighted relative to the market.

•	At September 30, exposure to auto manufacturers GM, Ford and Chrysler was $2.25 million in a single GM security. That security matured in October and was paid in full.

•	Total retail industry exposure has a book value of $431 million, with over 75% concentrated in holdings of food and drug retailers that should be less affected by an economic slowdown.

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Total homebuilders industry exposure has a book value of $102.3 million and represents 0.9% of total bonds. Holdings in financial services are broadly diversified across banks, insurance, diversified financial, broker/dealer and others.

•	Key exposures (Lehman, AIG, Washington Mutual, Fannie Mae and Freddie Mac) are detailed in the table below:

Phoenix Insurance Companies Investment Portfolio Holdings as of September 30, 2008

Amortized Cost ($ in millions)

Investment Type	Lehman	AIG	WAMU	FNMA	FHLMC
GIC’s	—	—	—	—	—
Senior Debt	$0.9	$20.3	—	—	$26.5
Subordinated Debt	—	$12.5	$0.1	—	—
Preferred Stock	—	—	—	—	—
Common Stock	—	—	—	—	—
CDS	—	—	—	—	—
Securities Lending	—	—	—	—	—
Commercial Paper*	—	$6.7	—	—	—
Derivatives	—	—	—	—	—
Total	$0.9	$39.5	$0.1	—	$26.5
% of Portfolio	0.01%	0.33%	0%	0%	0.22%
Amt. in Closed Block	$0.3	$19.0	$0.0	—	$21.7

* Note — Indicates amortized cost as of September 30, 2008

Q. Can you provide more detail on your commercial real estate exposure?

A. As of September 30, 2008:

•	94% of commercial mortgage backed securities (CMBS) are rated AAA and AA, and 85% were issued in 2005 or earlier.

•	The CMBS portfolio has a higher level of credit enhancement than the market as measured by the Barclays CMBS Index.

•	As of September 30, CMBS market value was at 94% of book value.

Q. Can you provide more detail on your residential real estate exposure?

A. As of September 30, 2008:

•	Our residential mortgage backed securities (RMBS) holdings are diversified by geography, vintage and collateral, and 94% of our exposure is in AAA rated issues.

•	In our non-agency prime RMBS portfolio credit enhancement, delinquencies and loss coverage are better than the market as measured by JP Morgan MBS research.

	Phoenix		Market
Weighted average credit enhancement	9.05%		4.50%
Weighted average 60+ day deliquent loan	1.76%		2.59%
Phoenix prime portfolio loss coverage: using 25% loss severity	10.6	x	6.9	x

Source: JP Morgan MBS Research — November

Q. How has Phoenix’s liquidity held up in the current environment?

A. As a matter of course, Phoenix closely matches assets and liabilities to maintain a cushion of liquid assets in our investment portfolio to meet our business needs.

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In this volatile environment, we have increased our liquidity position to $866 million through cash, short-term investments, Treasuries and government guaranteed agency mortgage backed securities as of September 30. This represents approximately 8% of our

$10.7 billion total bond portfolio versus an historical liquidity position in the 3% to 4% range.

•	From the liability side, we have low disintermediation risk because:

•	We have no exposure to guaranteed investment contracts (GICs).

•	We have no institutional funding agreements.

•	We have no securities lending activities.

•	Over 80% of our insurance reserves relate to individual life insurance contracts.

•	Given this liability profile, Phoenix has both the ability and intent to continue to hold our positions in the bond portfolio until they mature.

Q. What are the cash needs of Phoenix’s holding company (The Phoenix Companies, Inc.)?

A. We continue to project life company dividend capacity in excess of the 2009 cash needs of the holding company. These needs consist primarily of $22 million in annual interest expense, less than $15 million in operating expenses and the annual shareholder dividend, which is declared at our annual meeting each spring.

Q. How much has Phoenix paid in shareholder dividends, and will the company pay a shareholder dividend in 2009?

A. For 2008, our annual shareholder dividend was $.16 per share for a total of $18 million. Next May, the Board of Directors will review the annual shareholder dividend based on market conditions at that time.

Q. Is Phoenix able to pay its claims?

A. Yes, absolutely. Phoenix has a strong balance sheet, adequate surplus, a liquid asset base, and a quality investment portfolio. These and other key metrics are evaluated by independent rating agencies, and, overall, Phoenix’s current financial strength ratings remain solid.

Phoenix Life Insurance Company Ratings

	Financial Strength Rating	Interpretation
A.M. Best	A	“Excellent”
S&P	BBB+	“Good”
Moody’s	A3	“Good”
Fitch	A	“Strong”

Ratings are as of December 10, 2008. A.M. Best rating ranks 3rd out of 16 ratings. S&P ratings ranks 8th out of 21 ratings. Moody’s rating ranks 7th out of 25 ratings. Fitch’s rating ranks 6th out of 24 ratings. The financial strength and senior debt ratings are assigned to PLIC & PNX and in some cases apply to other Phoenix companies. They also are not applicable to any of our variable accounts, which fluctuate in value and are subject to market risk.

Q. Will the planned spin-off of Asset Management benefit Phoenix’s Life and Annuity business?

A. We expect the planned spin-off to have a positive long-term impact.

•	The planned spin-off will result in a greater focus on our life and annuity business, enhancing our prospects in the marketplace.

•	As a pure life and annuity company, Phoenix will continue to develop competitive products, deliver superior service and support our distribution relationships.

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From a financial standpoint, the planned spin-off will reduce the level of intangibles and goodwill on Phoenix’s balance sheet, and, in turn, reduce reported GAAP equity. Even this reduction in equity will leave the company very well capitalized with modest leverage.

Q. What happens if an insurance company becomes insolvent?

A. Insurance company insolvencies are regulated under state insurance laws and policyholders are protected through state insurance guarantee associations. For more information on insolvency issues, go to the National Organization of Life & Health Insurance Guaranty Associations (NOLHGA) Web site.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others: (i) the effects of recent adverse market and economic developments on all aspects of our business; (ii) changes in general market and business conditions, interest rates and the debt and equity markets; (iii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iv) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (v) our dependence on non-affiliated distributors for our product sales, (vi) downgrades in our debt or financial strength ratings; (vii) our dependence on third parties to maintain critical business and administrative functions; (viii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (ix) our ability to attract and retain key personnel in a competitive environment; (x) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (xi) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xii) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xiii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiv) the potential need to fund deficiencies in our Closed Block; (xv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xvi) other legislative or regulatory developments; (xvii) legal or regulatory actions; (xviii) changes in accounting standards; (xix) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xx) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.